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                                   EXHIBIT 1
        Amended and Restated Trust Indenture of Steadman Associated Fund
                            and Declaration of Trust








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                                                                       EXHIBIT 1
                                    AMENDED
                                      AND
                          RESTATED TRUST INDENTURE OF
                            STEADMAN SECURITY TRUST
                      (formerly Steadman Associated Fund)
                            AND DECLARATION OF TRUST
                            WITH AMENDMENTS THROUGH
                                  MAY 2, 1997
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                               TABLE OF CONTENTS


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
ARTICLE I The Trust--The Fund.........................................................          7
  Section 1.1. Name...................................................................          7
  Section 1.2. Location...............................................................          7
  Section 1.3. Nature of the Fund.....................................................          7
  Section 1.4. Definitions............................................................          8

ARTICLE II Powers of Trustees.........................................................          9
  Section 2.1. General................................................................          9
  Section 2.2. Investments............................................................          9
  Section 2.3. Legal Title............................................................         10
  Section 2.4. Taxes..................................................................         10
  Section 2.5. Delegation.............................................................         10
  Section 2.6. Expenses...............................................................         10
  Section 2.7. Deposits...............................................................         11
  Section 2.8. Valuation..............................................................         11
  Section 2.9. Fiscal Year and Accounting Method......................................         12
  Section 2.10. Reserves..............................................................         12
  Section 2.11. Business Interests of Trustees and Others.............................         12
  Section 2.12. Power to Contract.....................................................         13
  Section 2.13. Insurance.............................................................         13
  Section 2.14. Pension and Other Plans...............................................         13
  Section 2.15. Dividends.............................................................         14
  Section 2.16. Seal..................................................................         14
  Section 2.17. Charitable Contributions..............................................         14
  Section 2.18. Indemnification.......................................................         14
  Section 2.19. Remedies..............................................................         14
  Section 2.20. Repurchase of Fund Shares.............................................         14
  Section 2.21. Further Powers........................................................         14
  Section 2.22. Shareholders Lists....................................................         15

ARTICLE III Advisor...................................................................         15
  Section 3.1. Designation............................................................         15
  Section 3.2. Terms of Agreement.....................................................         15
  Section 3.3. Substitution for Advisor...............................................         16
  Section 3.4. Independence of Trustees...............................................         16
  Section 3.5. Other Activities.......................................................         16

ARTICLE IV Investments................................................................         16
  Section 4.1. Statement of Investment Policy.........................................         16
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
  Section 4.2 Other Investments.......................................................         17
  Section 4.3 Option Activities.......................................................         17
  Section 4.4 Restrictions............................................................         17
  Section 4.5. Portfolio Transactions.................................................         17

ARTICLE V Limitations of Liability....................................................         17
  Section 5.1. Liability to Third Persons.............................................         17
  Section 5.2. Liability to Fund or to Shareholders...................................         17
  Section 5.3. Indemnification........................................................         17
  Section 5.4. Surety Bonds...........................................................         18
  Section 5.5. Apparent Authority.....................................................         18
  Section 5.6. Recitals Regarding Liability; Insurance................................         18

ARTICLE VI Shares and Other Securities................................................         19
  Section 6.1. Description of Shares..................................................         19
  Section 6.2. Certificates...........................................................         19
  Section 6.3. Issuance of Securities.................................................         19
  Section 6.4. Pooling of Funds.......................................................         20
  Section 6.5 Acquisition of Fund Shares..............................................         20
  Section 6.6 Approval of Certain Business Combinations...............................         21

ARTICLE VII Record and Transfer of Shares.............................................         23
  Section 7.1. Share Register; Holders of Record......................................         23
  Section 7.2. Transfer Agent.........................................................         23
  Section 7.3. Blank Certificates.....................................................         23
  Section 7.4. Change of Holder of Record.............................................         23
  Section 7.5. Transfer of Shares.....................................................         24
  Section 7.6. Limitation of Fiduciary Responsibility.................................         24
  Section 7.7. Notices................................................................         24
  Section 7.8. Replacement of Certificates............................................         25
  Section 7.9. Designation of Beneficiary.............................................         25

ARTICLE VIII Characteristics of Securities............................................         25
  Section 8.1. General................................................................         25
  Section 8.2. Death of Shareholders..................................................         25

ARTICLE IX Shareholders...............................................................         26
  Section 9.1 Special Meetings........................................................         26
  Section 9.2. Notice of Meetings.....................................................         26
  Section 9.3. Voting Rights of Shareholders..........................................         26
  Section 9.4. Record Date............................................................         27
  Section 9.5. Proxies................................................................         27
  Section 9.6. Reports................................................................         27
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
  Section 9.7 Notice for Nominations and Proposals....................................         27

ARTICLE X Trustees....................................................................         28
  Section 10.1. Number and Qualification..............................................         28
  Section 10.2. Terms of Office: Election.............................................         28
  Section 10.3. Resignation and Removal...............................................         29
  Section 10.4. Vacancies.............................................................         29
  Section 10.5. Meetings..............................................................         30
  Section 10.6. Officers..............................................................         31
  Section 10.7. By-laws...............................................................         31

ARTICLE XI Distributions to Shareholders..............................................         31
  Section 11.1. General...............................................................         31
  Section 11.2. Retained Earnings.....................................................         31
  Section 11.3. Sources of Distributions..............................................         31
  ARTICLE XII Amendment or Termination of Fund........................................         32
  Section 12.1. Amendment or Termination..............................................         32
  Section 12.2. Transfer to Successor.................................................         32

ARTICLE XIII Miscellaneous............................................................         33
  Section 13.1. Governing Law.........................................................         33
  Section 13.2. Counterparts..........................................................         33
  Section 13.3. Reliance by Third Parties.............................................         33
  Section 13.4. Provisions in Conflict With Laws or Regulations.......................         33
  Section 13.5. Not In Derogation of Existing Rights..................................         34
  Section 13.6. Section Headings......................................................         34

ARTICLE XIV Effective Date and Duration of Trust and Fund.............................         34
  Section 14.1. Effective Date........................................................         34
  Section 14.2. This Instrument Supersedes............................................         34
  Section 14.3. Duration and Termination..............................................         34

ARTICLE XV Shareholders' Acceptance...................................................         34
  Section 15.1. Acceptance............................................................         34


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    This Amended and Restated Trust Indenture of Steadman Associated Fund and
Declaration of Trust ("Instrument" herein) constitutes an Amendment of Trust Indenture of Steadman Associated Fund supplemental to a certain Trust Indenture dated 23rd February 1939, as amended or supplemented September 21, 1939, October 31, 1940, April 15, 1941, May 15, 1941, November 10, 1943, November 1, 1944,
August 29, 1950, September 1, 1951, March 26, 1954, March 7, 1955, July 1, 1957,
June 21, 1960, July 6, 1961, January 10, 1962, December 30, 1964, August 24,
1965, November 30, 1965, December 8, 1965, April 22, 1966, November 30, 1966,
June 13, 1967, August 30, 1967, June 12, 1969, December 31, 1969, December 31,
1970, April 15, 1971, December 30, 1971, December 29, 1972, February 15, 1974,
June 30, 1974, October 31, 1974, December 24, 1974 and December 29, 1978 is:

    AMENDED AND RESTATED AS OF MAY 2, 1997 BY AND BETWEEN THE PARTIES, being,

    (a) The Registered Holders ("Shareholders" herein) from time to time of Shares of Steadman Associated Fund ("Fund" herein) as settlors of express revocable trusts who became parties hereto by taking and holding their respective Shares, and

    (b) The Trustees being Charles W. Steadman, Paul A. Bowers, John T. Hayward, and Paul F. Wagner (such persons so long as they shall continue in office in accordance with the terms of this Instrument, and all other persons who at the time in question have been duly elected or appointed as Trustees in accordance with the provisions of this Instrument and are then in office are collectively called the "Trustees" herein.)

                                    RECITALS

    The Fund is a common law trust within the meaning of Section 16(b) of the Investment Company Act of 1940 and was organized as Associated Fund Trust in 1939. The Fund's name was changed in 1969 to Steadman Associated Fund and is hereby changed upon the Effective Date of this amendment to the Steadman Security Trust, which shall for all purposes of this document mean the "Fund".

    The original Trust Indenture has been the subject of many amendments, and the shareholders of the Fund will be requested to ratify and confirm this Amended and Restated Trust Indenture, including the change of the Fund from an open-end investment to a closed-end company.

    It is in the best interests of the Fund and its Shareholders that the certain Trust Indenture dated 23rd February 1939, as amended and supplemented, be amended and restated to reflect the

                                       6
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foregoing changes and such other changes as are necessary to operate as a closed-end investment company.

    NOW, THEREFORE, In consideration of the mutual covenants herein contained and for other good and valuable consideration,

    (a) The Parties amend that certain Restated Trust Indenture of Steadman Associated Fund and Declaration of Trust and herein restate it as the Amended and Restated Trust Indenture of Steadman Security Trust and Declaration of Trust ;

    (b) The Trustees agree to be, bound by this Instrument; and

    (c) THE TRUSTEES DO HEREBY DECLARE that they will hold as Trustees the Fund and all Fund Property of every type and description which they may acquire now or hereafter as Trustees, together with the proceeds thereof, in trust, to manage, invest, reinvest, purchase and sell, exchange or otherwise dispose of the same for the benefit of the Shareholders present and future and in the manner and subject to the provisions as now shall be set forth in this Instrument.

                                   ARTICLE I
                              The Trust--The Fund

    Section 1.1. Name. The name of the trust created by this Instrument shall be Steadman Security Trust ("Fund" herein). So far as may be practicable, the Trustees shall conduct the Fund's activities, execute all documents and sue or be sued under this name. This name (and the word "Fund" or "Trust" wherever used herein except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Fund or of the Trustees. If the Trustees determine that the use of this name is not practicable, legal or convenient, they may use any other designation or they may adopt any other name for the Fund that they deem proper, and the Trust may hold property and conduct its activities under such designation or name.

    Section 1.2. Location. The principal office of the Fund shall be in the District of Columbia, or in any other location the Trustees may select. The Fund may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient.

    Section 1.3. Nature of the Fund.

    (a) The Fund shall be of the type commonly termed a common law trust within the meaning of Section 16(b) of the Investment Company Act of 1940. The Fund is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, joint stock company or any other form of legal relationship. The

                                       7
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Shareholders shall be beneficiaries, and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

    (b) The Advisor shall have discretion with respect to whether the Fund should qualify, from time to time, as a regulated investment company as that term is defined in Subchapter M of the Internal Revenue Code of 1986, as amended.

    Section 1.4. Definitions. As used herein, the following terms have the following meanings unless the context otherwise requires:

    "Act" shall mean the Investment Company Act of 1940, as amended.

    "Advisor" or "Investment Advisor" shall mean Steadman Security Corporation, a Delaware corporation having its principal place of business in Washington, D.C., and where applicable, as in but not limited to Article V, shall include the directors, officers, employees and agents of the Advisor.

    "Affiliate" shall have the same meaning as in the Act.

    "Amended and Restated Trust Indenture of Steadman Security Trust and Declaration of Trust" shall mean this Instrument as amended, restated or modified from time to time. References herein to "Amendment of Trust Indenture of Steadman Associated Fund", "Declaration of Trust", "Instrument", "hereof", "herein", "hereunder", "Restated Trust Indenture of Steadman Associated Fund", "Restated Trust Indenture", "Trust Indenture", "Trust" and "Fund" shall be deemed to refer to this Instrument and shall not be limited to the particular text, article or section in which such words appear.

    "Committee" shall mean a group of any two or more Trustees which has been designated as such by the Trustees and to whom duties or powers have been delegated pursuant to Section 2.5.

    "Effective Date" shall be as stated in Section 14.1.

    "Fiscal Year" shall mean any fiscal period of the Fund for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

    "Fund Property" shall mean as of any particular time any and all property of whatever nature, tangible or intangible, cash and securities of all kinds, which are transferred, conveyed or paid to the Fund or the Trustees and all income, profits and gains there from and which at such time is owned or held by, or for the account of, the Fund or the Trustees.

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    "Merger" shall mean the merger of Steadman American Industry Fund, Steadman
Investment Fund and Steadman Technology and Growth Fund into the Fund.

    "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

    "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, or any right to subscribe to, purchase or acquire any of the foregoing.

    "Shareholders" shall mean as of any particular time all holders of record or registered holders of outstanding Shares at such time.

    "Shares" shall mean the shares of beneficial interest of the Fund described in Section 6.1.

                                   ARTICLE II
                               Powers of Trustees

    Section 2.1. General. The Trustees shall have, without further authorization, full, exclusive and absolute power, control and authority over the Fund Property and, the business of the Fund to the same extent as if the Trustees were the sole and absolute owners of the Fund Property and business in their own right, free from any power or control on the part of the Shareholders, except as may be required by law, with such powers of delegation as may be permitted by this Instrument. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or authority in any respect.

    Section 2.2. Investments. The Trustees shall have power to invest and reinvest the Fund Property in such securities as they deem appropriate and compatible for the fulfillment of the objectives of the Fund, and hold or retain such securities or to sell them at such times and from time to time as they shall in their absolute discretion determine.

    In the exercise of their powers, the Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law now or hereafter in effect limiting the investments which may be held or retained by trustees or other fiduciaries, but they shall have full authority and power to make any and all investments within the limitations of this Instrument as they, in their absolute discretion, shall determine, and without liability for loss.

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    Section 2.3. Legal Title. Legal title to all the Fund Property shall be vested in the Trustees, as joint tenants or otherwise, and held by and transferred to the Trustees, except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status or in the name of the Fund, or to the extent the Trustees deem such action to be in the best interest of the Fund and its Shareholders, in the name of any other Person as nominee on such terms, in such manner and with such powers as the Trustees may determine, provided that if any Fund Property is held in the name of a nominee, such nominee will hold that Fund Property for the exclusive benefit of the Fund.

    Section 2.4. Taxes. The Trustees shall have power to pay all taxes or assessments, of whatever kind or nature, imposed upon or against the Fund or the Trustees in connection with the Fund Property or upon or against the Fund Property or income or any part thereof, to settle and compromise disputed tax liabilities and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

    Section 2.5. Delegation. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Fund, the conduct of its affairs and the management and disposition of Fund Property, to delegate from time to time to such one or more of their number, to Committees, to officers, employees and agents of the Fund or to the Advisor the doing of any such things and the execution of such deeds or other instruments, either in the name of the Fund or the names of the Trustees or as their attorney or attorneys or otherwise, as the Trustees may from time to time deem expedient.

    Section 2.6. Expenses. (a) The Trustees shall have power to incur and pay any charges or expenses, which, in the opinion of the Trustees, are necessary or incidental to or proper for carrying out any of the purposes of this Instrument, to reimburse others for the payment therefor and to pay appropriate compensation or fees out of the Fund Property to themselves as Trustees and to Persons with whom the Fund has contracted or transacted business including the Advisor, its subsidiaries and affiliated Persons. The Trustees shall fix the compensation of all officers of the Fund and the Trustees. The Trustees shall receive reasonable compensation for their general services as Trustees and officers hereunder. The Trustees may also pay themselves on any one or more of themselves such compensation for special services, including legal services, as they in good faith deem reasonable and reimbursement for expenses reasonably incurred by them or any one or more of them on behalf of the Fund.

    (b) In addition to but without limitation upon the foregoing or any other powers or authority of the Trustees, the Trustees shall pay on behalf of the Fund all of the Fund's ordinary expenses of operation unless specifically excepted, such expenses of operation including, but not being limited to the following: (i) the expenses of maintaining its own books of account; (ii) the expenses of maintaining one or more of its Custodians, Transfer Agents or Dividend Disbursing Agents; (iii) the expenses of computing the net asset value of shares of the Fund at any required valuation date; (iv) the fees and expenses of its Trustees, including those Trustees who also may

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be Directors of the Advisor or its subsidiary, corporations or affiliated
Persons and the fees and expenses of the members of any Committee of the Fund including any members who also may be Directors or officers or employees (or all of these) of the Advisor, its subsidiaries or affiliated Persons, perform services therefor and be compensated thereby; (v) the expenses of meetings of its shareholders; (vi) the expenses of printing and mailing of all shareholder reports and other required reports and documents provided shareholders including but not being limited to the costs of printing and mailing prospectuses to shareholders; (vii) taxes of any kind assessed against the Fund; (viii) interest and commissions; (ix) Securities and Exchange Commission registration fees; (x) state registration fees; (xi) the expenses of trust existences; (xii) all or part of the salaries of Fund officers and other employees who may also be Directors or officers or employees (or all of these) of the Advisor, its subsidiaries or affiliated Persons, perform services therefor and be compensated thereby; (xiii) the fees of its auditors; (xiv) the fees of its legal counsel; and (xv) all other ordinary expenses of operation. The Trustees also shall pay all extraordinary expenses of whatever kind or nature, unless such expenses have been specifically assumed by the Advisor or one of its affiliates.

    Section 2.7. Deposits. The Trustees shall have power to select a custodian for the physical holding of the Fund Property in compliance with the Act under such terms and conditions as the Trustees in their sole and absolute discretion shall deem to be appropriate. The Trustees shall also have power to deposit any moneys or Securities included in the Fund Property with any one or more banks, trust companies, state and federal savings and loan associations or other banking or savings institutions, including any affiliate of the Advisor, whether or not such deposits draw interest provided, however, that any such institution shall qualify under applicable sections of the Act and all proper regulations promulgated by the Securities and Exchange Commission. Such deposits shall be subject to withdrawal in such manner as the Trustees determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company state or federal savings and loan association or other banking or savings institution with which the moneys or Securities have been deposited.

    Section 2.8. Valuation. (a) The Trustees shall have power to determine conclusively, the value of any of the Fund Property and of any services, Securities, assets or other consideration hereafter acquired or disposed of by the Fund and to revalue the Fund Property.

    (b) The Trustees or Advisor or an officer or officers or agent or agents of the Fund designated from time to time for this purpose by the Trustees shall, at any required valuation date, in order to properly administer the Fund, determine the value of all the assets of the Fund at the close of trading on the New York Stock Exchange on any day upon which such Exchange is open for unrestricted trading or at such other times as the Trustees shall designate, and the value of such assets so determined, less total liabilities of the Fund (exclusive of capital stock and surplus) divided by the number of shares outstanding shall be the net asset value of a share until a new net asset value is determined by the Trustees or Advisor or such officers or agents. In determinations of net asset value all Securities for which market quotations are available shall be appraised at a price not less than the bid price and not greater than the asked price prevailing at the time of

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valuation, and other Securities and assets shall be appraised at fair value, all as determined in good faith by or under authority of the Trustees in accordance with accounting principles generally accepted at the time. In determinations of net asset value, treasury stock shall be treated as if it were unissued. When net asset value is determined as of a time other than the close of unrestricted trading on the New York Stock Exchange, the Trustees or Advisor or such officers or agents may, but need not, determine such net asset value by adjusting the net asset value determined as of the preceeding close of such Exchange in such manner (based upon changes in the market prices of selected securities or changes in market averages or on other standard and readily ascertainable market data since such close) as the Trustees or Advisor or such officers or agents deem adequate to reflect a fair approximate estimate of the probable change in net asset value which has occurred since such close. In determining the net asset value, the Trustees or Advisor or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or Advisor or such officers or agents may in its or their best judgment deem fair and reasonable under the circumstances.

    Section 2.9. Fiscal Year and Accounting Method. The Trustees shall have power to determine the Fiscal Year for the Fund and the method or form in which its accounts shall be kept and from time to time to change the Fiscal Year or the method or form in which its accounts shall be kept.

    Section 2.10. Reserves. The Trustees may set up reserves for taxes or other contingent liabilities and may allocate thereto such portion of the assets of the Fund as may be necessary. Any excess reserve so set up shall be returned to the Fund on termination of the tax or other contingent liabilities. All reserves shall be held by the Trustees.

    Section 2.11. Business Interests of Trustees and Others. (a) Any Trustee, officer, employee or agent of the Fund may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, Advisor or employee of any Person have business interests and engage in business activities in addition to those relating to the Fund, which interests and activities may be similar to those of the Fund and may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interest in Securities. Each Trustee, officer, employee and agent of the Fund and each of their respective affiliates shall be free of any obligation to present to the Fund any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Fund even if such opportunity is within the investment policies of the Fund. Subject to the provisions of this Section, any Trustee, officer, employee or agent of the Fund may be interested as Trustee, officer, director, stockholder, partner, member, Advisor or employee or deal with or otherwise have a direct or indirect interest in any Person who may deal with or be engaged to render advice or services to the Fund and receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Fund or otherwise hereunder, and none of the activities referred to in this paragraph shall be deemed to conflict with his duties and power, as Trustee, officer, employee or agent of the Fund.

    (b) Ownership of Securities of the Fund. Any Trustee, officer, employee or agent of the Fund may acquire, own, hold and dispose of Securities for his individual account and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not a Trustee, officer, employee or agent of the Fund, subject, however, to such regulations which the Trustees by resolution from time to time may adopt.

    Section 2.12. Power to Contract. Subject to Article III and Section 2.5 with respect to delegation of authority by the Trustees, the Trustees shall have power to appoint, employ or contract with any Person (including one or more of themselves and any corporation, partnership or trust of which one or more of them may be an affiliate) as the Trustees may deem necessary or desirable for the transaction of the business of the Fund, including any Person who, under the supervision of the Trustees, may among other things: obtain or furnish and supervise the performance of ministerial functions in connection with the administration of the Fund; serve as the Fund's investment and financial advisor and consultant in connection with policy decisions made by the Trustees; furnish reports to the Trustees and provide research, economic and statistical data in connection with the Fund's investments and investment policies; act as a consultant, borrower, lender, accountant, correspondent, technical advisor, attorney, broker, investor, underwriter, corporate fiduciary, escrow agent, depositor, custodian or agent for collection, insurer or insurance, agent, transfer agent or registrar or paying agent in any capacity deemed by the Trustees necessary or desirable; obtain services as may be required for other activities relating to any of the Fund Property; investigate, select, and, on behalf of the Fund, conduct relations with Persons acting in such capacities and pay appropriate fees to, enter into appropriate contracts with, employ and retain services performed or to be performed by any of them in connection with the investments acquired, sold, or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold or otherwise disposed of, by the Fund; substitute any other Person for any such Person; act as attorney-in-fact or agent in the purchase or sale or other disposition of investments; and assist in the performance of such ministerial functions necessary in the management of the Fund as may be agreed upon with the Trustees or officers of the Fund.

    Section 2.13. Insurance. The Trustees shall have the power to purchase and pay for entirely out of the Fund Property insurance policies insuring the Fund Property against any and all risks and insuring the Trustees, officers, employees, agents, investment advisors, including the Advisor, or independent contractors of the Fund, individually or collectively, against all claims and liabilities of every nature arising by reason of holding or having held any such office or position by reason of any action alleged to have been taken or omitted by the Fund or any such Person as Trustee, officer, employee, agent, investment advisor, or independent contractor, including any action taken or omitted that may be determined to constitute negligence whether or not the Fund would have the power to indemnify, such Person against such liability.

    Section 2.14. Pension and Other Plans. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension and profit-sharing plans, share bonus, option and purchase plans and savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund.

    Section 2.15. Dividends. The Trustees shall have the power to declare and pay dividends in cash, shares or otherwise, to make other distributions to Shareholders, whether out of net income, accumulated-undistributed income, paid-in capital or otherwise, and to establish a dividend and distribution reinvestment plan or program or any plan or program similar thereto.

    Section 2.16. Seal. The Trustees shall have the power to adopt and use a seal for the Fund, but, unless otherwise required by the Trustees, the seal need not be placed on, and its absence shall not impair the validity of any document, instrument or other paper executed and delivered by or on behalf of the Fund.

    Section 2.17. Charitable Contributions. The Trustees shall have power to make donations, irrespective of benefit to the Fund, for the public welfare or for community fund, hospital, charitable, religious education, scientific, civic or similar purposes.

    Section 2.18. Indemnification. In addition to the mandatory indemnification provided for in Section 5.3, the Trustees shall have power to the extent permitted by law to indemnify or enter into agreements with respect to indemnification with any Person with whom the Fund has dealings, including without limitation any investment advisor, including the Advisor, any underwriter of Securities of the Fund or any independent contractor, to such extent as the Trustees shall determine.

    Section 2.19. Remedies. Notwithstanding any provision in this Instrument, when the Trustees deem that there is a significant risk that an obligor to the Fund may default or is in default under the terms of any obligation to the Fund, the Trustees shall have power to pursue any remedies permitted by law which, in their sole judgment, are in the interests of the Fund, and the Trustees shall have the power to enter into any investment, commitment or obligation of the Fund resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

    Section 2.20. Repurchase of Fund Shares. The Trustees shall have the power to repurchase Fund shares, from time to time, in such amounts and at such prices as they shall deem to be in the best interests of the Fund.

    Section 2.21. Further Powers. The Trustees shall have power to do all such other matters and things and execute all such instruments as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Fund, although such matters or things are not specifically mentioned herein. Any determination as to what is in the interests of the Fund made by the Trustees, in good faith shall be conclusive. In construing the provisions of this

Instrument, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Fund Property.

    Section 2.22. Shareholders Lists. The Fund's shareholder list shall not be furnished to any person except upon unanimous vote of the Trustees or when required by applicable laws or regulations.

                                  ARTICLE III
                                    Advisor

    Section 3.1. Designation. The Trustees shall maintain general supervision over the investment policy of the Fund and the business of the Fund conducted by officers, agents, employees, the Investment Advisor or independent contractors of the Fund. The Trustees shall grant or delegate investment authority to the Advisor, pursuant to the terms of Sections 2.5 and 2.12, or to any other Person the services of which are obtained by the Advisor as the Trustees may, in their sole discretion, deem necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees.

    Section 3.2. Terms of Agreement. The Trustees have previously entered into an agreement with the Advisor pursuant to the provisions of Section 3.1 which shall provide that: (i) the Advisor shall be required to see its best efforts to present a continuing and suitable investment program to the Fund which is consistent with the investment policies and objectives of the Fund; (ii) the Advisor furnish the Fund with investment research and advice and shall manage and supervise the Fund's portfolio of investments; (iii) the Advisor in performance of the foregoing shall furnish the Trustees with such information and reports regarding the Securities in the Fund's portfolio and proposed additions to the portfolio as the Advisor deems appropriate or as the Trustees may reasonably request; (iv) the Advisor shall supervise the Fund's relations with its Custodian, auditors and Governmental regulatory bodies and shall furnish certain office space and certain secretarial and certain clerical assistance necessary for the performance of the foregoing functions; (v) the agreement shall include the provisions of Subsection 2.6(b); (vi) the Advisor shall be paid a monthly management fee computed at the annual rate of 1% of the first $35 million, 7/8 of 1% on the next $35 million and 3/4 of 1% on all sums in excess thereof of the average daily net assets of the Fund on the first business day of each month of its fiscal year, and "net assets" shall be determined as in Section 2.8 (vii) the agreement shall have an initial term of 24 months and shall remain in effect thereafter for as long as the agreement is approved annually by the Trustees, or by the majority vote of the Shareholders in accordance with Section 15 of the Act; (viii) the agreement shall be terminable without penalty at any time upon 60 days' written notice: (a) to the Advisor during the original term or any renewal or extension thereof if a majority of the Trustees, including a majority of those Trustees who are not parties to the agreement or "interested persons", as defined in Section 2(a)(19) of the Act, or a majority of the outstanding voting securities, shall in good faith determine that the Advisor is not presenting a continuing and suitable investment program consistent with the investment objectives and policies of the Fund; (b) to the Fund by the Advisor; or (c) as otherwise provided in the Act; and (ix) the agreement may contain such other provisions as the Trustees shall determine in their discretion are appropriate.

    Section 3.3. Substitution for Advisor. If the Advisor ceases to serve hereunder for whatever reason, the Trustees shall promptly select a Substitute Advisor to provide such investment advisory services as the Trustees shall determine in the place and stead of the Advisor and shall present to the Shareholders as soon as practicable thereafter but not more than 90 days after such selection has been made a proposal to approve such Substitute Advisor. During the period between the cessation of service by the Advisor and the approval of the Substitute Advisor by the Shareholders, the Trustees shall perform the Advisor's duties with such assistance as they may determine to be appropriate.

    Section 3.4. Independence of Trustees. Not more than 60% of the total number of Trustees may be affiliates of the Advisor, provided that if at any time the percentage of all Trustees who are affiliates of the Advisor becomes more than 60% of the total number of Trustees then in office because of the death, resignation, removal or change in affiliation of a Trustee who is not such an affiliate, such requirement shall not be applicable for a period of 60 days during which time a majority of all the Trustees then in office shall appoint a sufficient number of other individuals as Trustees so that not more than 60% of the total number of all Trustees then in office shall be affiliates of the Advisor. The Trustees shall endeavor at all times to comply with this requirement but the failure so to comply shall not affect the validity or effectiveness of any action of the Trustees.

    Section 3.5. Other Activities. The Advisor shall not be required to administer the investment activities of the Fund as its sole and exclusive function. The Advisor may deal with Persons with whom the Fund may do business and may have other business interests and may engage in other activities of any kind in addition to those relating to the activities to be performed by the Advisor for the Fund, including rendering services and advice to other Persons (whether or not such Persons are in competition with the Fund or are engaged in, activities similar to those of the Fund) acting as a trustee and managing other investments, including investments of the Advisor or any affiliate of the Advisor. The Trustees may request the Advisor to engage in other activities which complement the Fund's investments and to provide services for the Fund or for other Persons who do business with the Fund, and the Advisor may receive compensation or commissions therefor from the Fund or other Persons. The Advisor may invest in any such particular investment opportunity for its own account or offer, make available or recommend any such particular investment opportunity to any Person.

                                   ARTICLE IV
                                  Investments

    Section 4.1. Statement of Investment Policy. The Investment Objective of the Fund is to seek current income. As a secondary objective, the Fund seeks to maximize the total return but only to the extent consistent with its primary objective.

    Section 4.2 Other Investments. To the extent that the Fund has assets not otherwise invested in accordance with Section 4.1, the Advisor may, at any time, invest such assets in such investment as are determined by the Advisor to be in the best interests of the Fund.

    Section 4.3 Option Activities. The Advisor may, to the maximum extent permissible under applicable laws and regulations, engage in any and all option activities as it shall, from time to time determine to be appropriate and in the best interests of the Fund's shareholders.

    Section 4.4 Restrictions. The Fund may, in the sole discretion of the Advisor and to the maximum extent permissible by applicable laws and regulations, engage in all lawful investment activities.

    Section 4.5. Portfolio Transactions. The Advisor is authorized to execute portfolio transactions for the Fund through such entities as Advisor determines, at its discretion, provided such entity renders satisfactory service at standard and/or negotiated commission rates.

                                   ARTICLE V
                            Limitations of Lability

    Section 5.1. Liability to Third Persons. No Shareholder as such shall be subject to any personal liability whatsoever, in tort contract or otherwise, to any other Person or Persons in connection with the Fund Property or the affairs of the Fund and no Trustee, Advisor, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Fund Property or the affairs of the Fund, nor for any taxes or other governmental charges in respect to Fund Property or the income or profits therefrom or the transfer thereof, except that arising from his bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Fund; and all such other Persons shall look solely to the Fund Property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Shareholder, Trustee, Advisor, officer, employee or agent, as such, of the Fund is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability

    Section 5.2. Liability to Fund or to Shareholders. No Trustee, Advisor, officer, employee or agent of the Fund shall be liable to the Fund or to any Shareholder, Trustee, Advisor, officer, employee or agent of the Fund for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), except for his own bad faith, willful misconduct, a gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Fund.

    Section 5.3. Indemnification. The Fund shall indemnify each of its Trustees, Advisors, officers, employees and agents (including any Person who serves at its request as director, officer, partner, trustee or the like of another organization in which the Fund has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, as fines or penalties and as counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as a Trustee or Advisor or as an officer, employee or agent of the Fund or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, Advisor, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund, provided that as to any matter disposed of by a compromise payment by such Trustee, Advisor, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Fund by a majority of the disinterested Trustees or the Fund shall have received a written opinion of independent legal counsel to the effect that such Trustee, Advisor, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund. The rights accruing to any Trustee, Advisor, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled, provided that no Trustee, Advisor, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of Fund Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section, provided that the indemnified Trustee, advisor, officer, employee or agent shall have given a written undertaken to reimburse the Fund in the event it is subsequently determined that he is not entitled to such indemnification.

    Section 5.4. Surety Bonds. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties, except as may be required by applicable law.

    Section 5.5. Apparent Authority. No purchaser, lender, transfer agent, registrar, warrant agent, dividend disbursing agent or other Person dealing with the Trustees or Advisor or any officer, employee or agent of the Fund shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or Advisor or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or Advisor, or such officer, employee or agent.

    Section 5.6. Recitals Regarding Liability; Insurance. Any written instrument creating an obligation of the Fund shall be conclusively taken to have been executed or done by a Trustee or Advisor or an officer, employee or agent of the Fund only in his capacity as a Trustee or Advisor or an officer, employee or agent of the Fund. Any written instrument creating an obligation of the

Fund shall refer to this Instrument and shall contain a recital to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, Shareholders, Advisor, officers, employees or agents of the Fund, but the Fund Property or a specific portion thereof only shall be bound, and may contain any further recital which the Trustees deem appropriate but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, Advisor, officers, employees or agents of the Fund. The Trustees shall, at all times, maintain insurance for the protection of the Fund Property, the Trustees, the Advisor, officers, employees and agents of the Fund in such amount as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent such insurance is available at reasonable rates.

                                   ARTICLE VI
                          Shares and Other Securities

    Section 6.1. Description of Shares. The interests of the Shareholders hereunder shall be divided into Shares, all of one class. The number of Shares authorized hereunder for issuance by the Trustees shall be unlimited. Ownership of Shares may be evidenced by certificates. All Shares shall have equal non-cumulative voting, distribution, liquidation and other rights, shall be fully paid and non-assessable upon issuance and shall have no preference, conversion, exchange or pre-emptive rights.

    Section 6.2. Certificates. Every Shareholder shall be entitled to receive a certificate, provided, however, that the physical issuance and delivery of a certificate to a Shareholder shall not be required except by written request of the Shareholder. Certificates shall be in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder. Certificates shall be entitled "Certificate of Steadman Security Trust". No change shall be made in the certificates which would impair any rights of the Shareholders in certificates theretofore outstanding. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman of the Trustees or the President and the Secretary of the Fund. Such signatures may be facsimile signatures. There shall be filed with the transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, the President or the Secretary, and such form shall continue to be used unless and until the Trustees approve some other form.

    Section 6.3. Issuance of Securities. The Trustees in their discretion may from time to time, without vote of the Shareholders, issue Securities of the Fund in addition to the then issued and outstanding Securities of the Fund and Securities of the Fund held in the treasury, to such party or parties, for such payment, property, services or other consideration, at such time or times, and on such terms as the Trustees may determine and may in such manner acquire other assets, real, personal or mixed tangible or intangible, and no prior offering thereof to any of the holders of Securities of the Fund need be made.

    Section 6.4. Pooling of Funds. The Shareholders authorize the pooling and/or commingling of funds and investments in the manner herein provided and agree that their sole interest shall be in their proportionate share of the Fund Property. The Fund shall determine the proportionate share of each Shareholder in the fund as herein provided.

    Section 6.5 Acquisition of Fund Shares

    (a) Acquisition of Fund Shares Prohibition. From and after the effective date of the approval by the FundShareholders to convert the Fund from an open-end investment company to a closed-end investment company, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the Fund Shares, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Trustees, as defined in Section 6.6. In addition, notwithstanding any provision to the contrary in this Trust Indenture, where any person directly or indirectly acquires beneficial ownership of more than 10% of the Fund Shares in violation of this Section 6.5, the securities beneficially owned in excess of 10% shall not be counted as Shares entitled to vote, shall not be voted by any person or counted as voting Shares in connection with any matter submitted to the Shareholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the Shareholders for a vote.

    (b) Definitions. The term "person" means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding, voting or disposing of securities of the Fund. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term group "acting in concert" includes (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (b) a combination or pooling of voting or other interest in the Fund's outstanding Shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Trust Indenture.

    (c) Exclusion for Trustees, Officers, Employees and Certain Proxies. The restrictions contained in this Section 6.5 shall not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Fund provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of the Fund Shares or (ii) any proxy granted to one or more Continuing Trustees, as defined in Section 6.6, by a Shareholder of the Fund. In addition, the Continuing Trustees of the Fund, the officers and employees of the Fund or any entities organized or established by the Fund acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Fund solely by virtue of their being trustees, officers or employees of the Fund. Notwithstanding the foregoing, no trustee, officer or employee of the Fund or group of any of them shall be exempt from the provisions of this Section 6.5 should any such person or group become a beneficial owner of more than 10% of the Fund Shares.

    (d) Determinations. A majority of the Continuing Trustees, as defined in
Section 6.6, shall have the power to construe and apply the provisions of this
Section 6.5 and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of Shares beneficially owned by any person; (ii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership; (iii) the application of any other definition or operative provision of this Section 6.5 to the given facts; or
(iv) any other matter relating to the applicability or effect of this Section
6.5. Any constructions, applications or determinations made by the Continuing Trustees pursuant to this Section 6.5 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Fund and its Shareholders.

    Section 6.6 Approval of Certain Business Combinations. The Shareholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Section 6.6. (a) (1) Except as otherwise expressly provided in this Section 6.6, the affirmative vote of the holders of (i) at least 80% of the outstanding Shares entitled to vote thereon, and (ii) at least a majority of the outstanding Shares entitled to vote thereon, not including Shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

        (a) any merger or consolidation of the Fund with or into a Related Person (as hereinafter defined);

        (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other capital device, of all or any Substantial Part (as hereinafter defined) of the assets of the Fund to a Related Person:

        (c) any merger or consolidation of a Related Person with or into the Fund;

        (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Fund;

        (e) the issuance of any securities of the Fund to a Related Person;

        (f) the acquisition by the Fund of any securities of a Related Person;

        (g) any reclassification of the Shares of the Fund, or any recapitalization involving Shares of the Fund;

        (h) any agreement, contract or other arrangement providing for any of the transactions described in this Section 6.6; and

        (i) the adoption of any plan or proposal for liquidation or dissolution of the Fund.

        (2) Such affirmative vote shall be required notwithstanding any other provision of this Trust Indenture, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

        (3) The term "Business Combination" as used in this Section 6.6 shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (i) above.

    (b) The provisions of paragraph (a) shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by any other provision of this Trust Indenture, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Trustees (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Trustee (as hereinafter defined) is present.

    (c) For the purposes of this Section 6.6 the following definitions apply:

        (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding Fund Shares; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any Fund Shares which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

        (2) The term "Substantial Part" shall mean more than 25% of the total assets of the Fund, as of the end of its most recent fiscal year ending prior to the time the determination is made.

        (3) The term "Continuing Trustee" shall mean Trustees of the Fund who is unaffiliated with the Related Person and was a Trustee prior to the time that the Related Person became a Related Person, and any successor of a Continuing Trustee who is unaffiliated with the Related Person and is recommended to succeed a Continuing Trustee by a majority of Continuing Trustees then on the board.

        (4) The term "Continuing Trustee Quorum" shall mean two-thirds of the Continuing Trustees capable of exercising the powers conferred on them.

                                  ARTICLE VII
                         Record and Transfer of Shares

    Section 7.1. Share Register; Holders of Record. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively, and the numbers of the certificates, if any, representing such Shares and a record of all transfers thereof. Only Shareholders whose Shares are recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders, all subject to the provisions of Section 9.4. No shareholders shall be entitled to receive any distribution or to have notice given to him as provided herein until he has given his address to a transfer agent or such other officer or agent of the Fund as shall keep the register for entry thereon.

    Section 7.2. Transfer Agent. The Trustees shall employ Steadman Security Corporation ("SSC") as transfer and dividend disbursing agent ("Agent") upon such terms and conditions as the Trustees in their judgment may deem to be suitable and shall pay to the Agent such fees and expenses for such services as the Trustees determine to be appropriate in addition to fees and expenses paid to the Advisor for any other services it performs. The Agent may keep the register and record therein the original issues and transfers of Shares and countersign certificates for Shares issued to the persons entitled thereto. The Agent shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation except as modified by the Trustees. If SSC declines or is unable to provide this service, the Trustees shall employ another organization.

    Section 7.3. Blank Certificates. In accordance with the usual custom of corporations having a transfer agent, signed certificates for Shares in blank may be deposited with any transfer agent of the Fund, to be used by such transfer agent in accordance with authority, conferred upon it as occasion may require, and in so doing the signers of such certificates shall not be responsible for any loss resulting therefrom.

    Section 7.4. Change of Holder of Record. Any person becoming entitled to any Shares in consequence of the death, bankruptcy or insolvency of any Shareholder or otherwise by operation of law shall be recorded as the holder of record upon production of such proper evidence of ownership as the Fund or its transfer agent may prescribe and delivery of any existing certificate to the Trustees or the transfer agent of the Fund. Until this condition immediately foregoing is satisfied, the holder of record shall be deemed to be the Shareholder for all purposes hereof, and the Fund, the Trustees, any officer or agent of the Fund and any transfer agent or registrar for the Fund shall not be affected by any notice of such death, bankruptcy, insolvency, or other event except where a designation of beneficiary has been made and is unrevoked as of the death of the Shareholder.

    Section 7.5. Transfer of Shares. Shares shall be transferable on the records of the Fund (other than by operation of law) only by the record holder thereof or by his agent duly authorized in writing upon delivery to the Fund or a transfer agent of the Fund (a) of the certificate or certificates therefor, if any, with all transfer tax stamps affixed or duly provided for, properly endorsed or accompanied by a duly executed instrument or instruments of transfer, or (b) the production of such other proper evidence of ownership as the Fund or its transfer agent may prescribe together with such evidence of the genuineness of each such endorsement, execution and authorization and of other matters as may reasonably be required by the Fund or its transfer agent. The Trustees or the transfer agent shall not assume any responsibility for the validity or propriety of any assignment or direction and shall be fully protected in relying on any signature believed to be genuine and to have been made by the proper person. Upon such delivery the transfer shall be recorded on the register of the Fund provided that the Fund shall not be required to effect the transfer of fractional interests in Shares. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof, and the Trustees, the Trust, any transfer agent or registrar or any officer or agent of the Fund shall not be affected by any notice of the proposed transfer. This Section and Section 7.4 are subject in all respects to the provisions of Section 9.4.

    Section 7.6. Limitation of Fiduciary Responsibility. The Trustees shall not, nor shall the Shareholders or any officer, transfer agent or other agent of the Fund, be bound to see to the execution of any trust, expressed, implied or constructive, or of any charge, pledge, security interest or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any Shares or interest therein by any Shareholder or his personal representative is authorized by such trust, charge, pledge, security interest or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders. The receipt of the Person in whose name any Share is recorded or, if such Share is recorded in the names of more than one Person, the receipt of each such Person or of the duly authorized agent of each such Person, shall be a sufficient discharge for all money, Securities and other property payable, issuable or deliverable in respect of such Share and from all liability to see to the proper application thereof.

    Section 7.7. Notices. Any notice to which Shareholders hereunder may be entitled and any shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office addresses as recorded on the Share register provided for in Section 7.1.

    Section 7.8. Replacement of Certificates. In case of the loss, mutilation or destruction of any for Shares hereunder the Trustees may issue or cause to be issued a new certificate on such terms as they may deem fit.

    Section 7.9. Designation of Beneficiary. A Shareholder may at any time designate as beneficiary any person or persons (hereinafter called the "Beneficiary") whose interest in the Fund shall be contingent upon such beneficiary or beneficiaries surviving such Shareholder, and whose interests may at any time be revoked by the Shareholder without the consent of such Beneficiary by notice in writing to the Trustees.

    The transfer by a Shareholder of his interest or any part thereof in the Fund shall operate to revoke any prior designation of any Beneficiary to the extent of such transfer.

    Such designation shall be in form satisfactory to the Trustees and shall contain the name and address of such Beneficiary, and shall be registered by the Trustees on the Shareholder's account. The Trustees shall make no charge for the initial designation, but all subsequent designations shall be registered upon payment to the Trustees of a fee of One Dollar ($1.00).

    The Shareholder agrees for himself, his legal representative, executors, administrators. heirs, and assigns that upon his death the recognition by the Trustees of the Beneficiary last designated and unrevoked as the person entitled to the Shareholder's interest in the Fund shall be a complete discharge to the Trustees in respect of such interest.

                                  ARTICLE VIII
                         Characteristics of Securities

    Section 8.1. General. The ownership of the Fund Property of every description and the right to conduct any business described herein are vested exclusively in the Trustees, and the Shareholders shall have no interests therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund, nor can they be called upon to share or assume any losses of the Fund or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property having only the rights set forth in this Instrument and in the certificates for the Shares.

    Section 8.2. Death of Shareholders. The death of a Shareholder during the continuance of the Fund shall not terminate the Fund or give such Shareholder's legal representative a right to an accounting, or to take any action in the courts or otherwise against other Shareholders, the Trustees or the Fund Property, but shall only entitle the legal representative of the deceased Shareholder to become the Shareholder upon compliance with Section 7.4.

    Section 8.3. Redemption of Shares. Option of Shareholder. Upon the fifth anniversary date of the Merger, as defined in Section 1.4, the Trustees shall publish a notice in a national newspaper of general circulation informing Shareharlders of the right to redeem all or any part of their Shares. For a period of thirty days commencing on the date of publication of the notice, a Shareholder may redeem all or any part of his Shares at net asset value as defined in Section 2.8, determined as of the close of business on the thirtieth day following the publication of such notice, or if such day is a Saturday, Sunday, or legal holiday, then such determination will be made on the first business day immediately preceding such thirtieth day.

                                   ARTICLE IX
                                  Shareholders

    Section 9.1 Special Meetings. (a) Special meetings of' the Shareholders shall be called when required by applicable laws or regulations and may be called at any time by a majority of the Trustees, and shall be called by the Chairman upon written request of Shareholders holding in the aggregate not less than 90% of the outstanding Shares having voting rights. Any such request shall specify the purpose or purposes for which such meeting is to be called. No other business not stated in the notice of the meeting shall be considered at such meeting. Any such meeting shall be held in the District of Columbia or in such other place within or without the District of Columbia as the Chairman shall designate.

    (b) Quorum. The holders of 33% of the outstanding shares present in person or by proxy shall constitute a quorum at any meeting except as may be otherwise required by the Act or by applicable law.

    Section 9.2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address mailed at least 10 days and not more than 60 days before the meeting. Any adjourned meeting may be held as adjourned without further notice.

    Section 9.3. Voting Rights of Shareholders. The Shareholders shall be entitled to vote only upon (a) election of Trustees as provided in Sections 10.1 and 10.2; (b) removal and election of Trustees as provided in Sections 10.3 and 10.4; (c) amendment of this Instrument or termination of the Fund as provided in
Section 12.1; (d) termination as provided in Section 3.2 of any agreement entered into pursuant to Section 3.1; (e) upon such other matters as may be required by the Act; and (f) to the same extent as the shareholders of a business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Fund or its Shareholders. Except with respect to the foregoing matters specified in this Section, on which the specified Shareholders' vote shall determine the Trustees' action, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

    Each Shareholder entitled to vote in accordance with this Instrument shall be entitled to one vote for each full Share outstanding, and entitled to vote held by such Shareholder.

Fractional Shares shall not be entitled to vote. When a quorum is present at any meeting of Shareholders, the vote of the holders of a majority of the Shares entitled to vote present in person or by proxy at such meeting shall decide any question upon which Shareholders are entitled to vote present in person or by proxy at such meeting shall decide any question upon which Shareholders are entitled to vote, except as expressly provided otherwise in this Instrument.

    Section 9.4. Record Date. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution or for the purpose of any other action, the Trustees may fix a date not less than 10 nor more than 60 days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to receive any dividend or to be treated as Shareholders of record for purposes of such other action.

    Section 9.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote there at may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary of the Fund or with such other officer or agent of the Fund as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Fund. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

    Section 9.6. Reports. The Trustees shall cause to be prepared after the end of the first full Fiscal Year and after the end of each succeeding Fiscal Year a report containing audited financial statements, including a balance sheet and statements of income and accumulated undistributed income. realized gain or loss on investments, and changes in financial position of the Fund, prepared in conformity with generally accepted accounting principles, together with a report of independent accountants on such financial statements based on an examination of the books and records of the Fund made in accordance with generally accepted auditing standards. A signed copy of such reports shall be filed with the Trustees as soon as practicable after the close of the period covered thereby. Copies of such reports shall be mailed to all Shareholders.

    Section 9.7 Notice for Nominations and Proposals. (a) Nominations for the election of Trustees and proposals for any new business to be taken up at any meeting of Shareholders may be made by the Trustees of the Fund or by any Shareholder of the Fund entitled to vote generally in the election of Trustees. In order for a Shareholder of the Fund to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Fund not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days notice of the meeting is given to Shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Fund not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to Shareholders. Each such notice given by a Shareholder with respect to nominations for the election of Trustees shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of the Fund Shares which are beneficially owned by each such nominee. In addition, the Shareholder making such nomination shall promptly provide any other information reasonably requested by the Fund.

    (b) Each such notice given by a Shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Fund's books, of the Shareholder proposing such business; (iii) the number of Fund Shares which are beneficially owned by the Shareholder; and (iv) any material interest of the Shareholder in such business. Notwithstanding anything in this Trust Indenture to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Trust Indenture.

    (c) The Chairman of the meeting of Shareholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of the Shareholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of Shareholders for the purpose of considering such defective nomination or proposal.

                                   ARTICLE X
                                    Trustees

    Section 10.1. Number and Qualification. The number of Trustees shall not be less than one (1) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees may, but not need, own shares or other securities of the Fund. The Trustees, in their capacity as Trustees, shall not be required to devote any specific portion of their time to the business and affairs of the Fund.

    Section 10.2. Terms of Office: Election. The Trustees shall be chosen for a term of unlimited duration. Trustees shall hold office until their successors shall be elected and qualified, provided that the term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office or the removal of a trustee. Election of Trustees at shareholder meetings shall be by the affirmative vote of the holders of at least a majority of the Shares present in person or by proxy at such meetings. The election of any Trustee other than an individual who was servicing as a Trustee immediately prior to such elections pursuant to this Section shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Instrument. There shall be no cumulative voting by Shareholders in the election of Trustees of the Fund.


    Section 10.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman of the Trustees, the President or the Secretary of the Fund, and such resignation shall be effective upon such delivery or at a later date according to the terms of such instrument. Any or all of the Trustees may be removed, with or without cause, by action of 90% of the remaining Trustees at a meeting duly called. No natural person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding shares of the Fund have declared that he be removed from that office either by declaration, in writing, filed with the custodian of the securities of the Fund or by votes cast in person or by proxy at meeting called for that purpose. The Trustees will promptly call meeting of shareholders for the purpose of voting upon the question of removal of any such Trustee or Trustees when requested to do so by the record holders of not less than 10% of the outstanding shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund Property held in the name of the resigning or removed Trustee, and by the acceptance of his appointment or election as Trustee he shall delegate to any other of the Trustees his power of attorney to execute such documents on his behalf. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.


    Section 10.4. Vacancies. Whenever a vacancy shall occur, until such vacancy is filled the Trustees or Trustee continuing in office, regardless of their number, shall have all the powers granted to the Trust-ees and shall discharge all the duties imposed upon the Trustees by this Instrument. No such vacancy shall operate to annul or terminate this Instrument or to revoke any existing agency created pursuant to the terms of this Instrument, and title to any Fund Property held in the name of any Trustee alone, jointly with one or more of the other Trustees or otherwise, shall, in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office or the removal of such Trustee vest in the continuing or surviving Trustees without necessity of any further act or conveyance.

    In the case of any vacancy occurring other than by reason of increase in the number of Trustees, the holders of at least a majority of the Shares present in person or by proxy at a meeting of Shareholders or a majority of the Trustees continuing in office acting in a meeting of Trustees or by written instrument or instruments, may elect or appoint an individual having the qualifications described in Section 10.1 to fill such vacancy. In the case of any vacancy created by an increase in the number of Trustees, a majority of the Trustees continuing in office acting in a meeting of Trustees or by written instrument or instruments may appoint an individual having the qualifications described in Section 10.1 to fill such vacancy. Upon the effectiveness of any election or appointment made as provided in this Section, the Fund Property shall vest in such new Trustee jointly with the continuing or surviving Trustees without the necessity of any further act or conveyance, provided that no such election or appointment shall become effective unless or until the new Trustee shall have accepted, in writing, his election or appointment and agreed to be bound by the terms of this Instrument.

    Section 10.5. Meetings. Meetings of the Trustees shall be held from time to time, either within or without the District of Columbia, upon the call of the Chairman of the Trustees, the President, the Secretary of the Fund or any two Trustees. Notice of any meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived, in writing, by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

    A quorum for all meetings of the Trustees shall be a majority of the Trustees. Any Trustee present shall be counted for the purpose of determining whether a quorum exists and shall be entitled to vote on any proposed action of the Trustees notwithstanding that such Trustee may be a party to or an affiliate of a person (other than the Fund) who is a party to a transaction to which the Fund is also a party, or may be otherwise interested in the proposed action.

    Unless specifically provided otherwise in this Instrument, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees given before or after such action is taken.

    Any Committee may act with or without a meeting. A quorum for all meetings of any Committee shall be a majority of the members thereof. Unless specifically provided otherwise in this instrument, any action of any Committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members given before or after such action is taken. All or any one or more Trustees may participate in a meeting, of the Trustees or any Committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such means of communication shall constitute presence in person at such meeting. The minutes of any meeting of the Trustees held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person.

    Any agreement, deed, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Fund when it is authorized or ratified by action of the Trustees as provided in this Instrument.

    Section 10.6. Officers. The Trustees shall annually elect from among their number a Chairman of the Trustees, who shall be the principal executive officer of the Fund. The Trustees shall elect or appoint or shall authorize the Chairman to appoint a President, a Treasurer and a Secretary. The Trustees may elect or appoint or may authorize the Chairman of the Trustees to appoint a Vice-Chairman of the Trustees, a Controller, one or more Assistant Treasurers and Assistant Secretaries and such other officers or agents who shall have such powers, duties and responsibilities, as the Trustees may deem advisable. Two or more offices may be held by the same person.

    Section 10.7. By-laws. The Trustees may adopt and from time to time amend or repeal By-laws for the conduct of the business of the Fund and such By-laws may define the duties of the officers, agents, employees and representatives of the Fund.

                                   ARTICLE XI
                         Distributions to Shareholders

    Section 11.1. General. The Trustees may from time to time declare and pay to the Shareholders, in proportion to their respective ownership of Shares out of the net income accumulated undistributed income, paid-in capital or otherwise out of assets in the hands of the Trustees such dividends or other distributions as they may deem proper. The declaration and payment of such dividends or other distributions and determination of net income, accumulated undistributed income or paid-in capital available for dividends or other distributions and other purposes shall lie wholly in the discretion of the Trustees, and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as determined by the Trustees in the exercise of said discretion. The Trustees may also distribute to the Shareholders. in proportion to their respective ownership of Shares, additional Shares in such manner and on such terms as they may deem proper.

    Section 11.2. Retained Earnings. Except as provided in Section 11.1, the Trustees may retain from net income such amounts as they may deem necessary to pay the debts and expenses of the Fund, to meet obligations of the Fund, to establish reserves, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business of the Fund.

    Section 11.3. Sources of Distributions. Any distributions to Shareholders shall be accompanied by a statement in writing advising the Shareholders of the source of the funds so distributed so that distribu-tions of ordinary income return of capital and capital gains income will be clearly distinguished. If the source of funds so distributed has not been determined, the communication shall so state, in which event the statement of the source of funds shall be forwarded to Shareholders promptly after the close of the Fiscal Year in which such distributions were made.

                                  ARTICLE XII
                        Amendment or Termination of Fund

    Section 12.1. Amendment or Termination. The provision of this Instrument may be amended or altered (except as to the limitations of personal liability of the shareholders and Trustees and the prohibition of assessments upon shareholders) only by the affirmative vote of a majority of the Trustees. Such amendment or termination shall be effective when a certificate shall have been signed and acknowledged by the Chairman, Secretary or Trustee, that such action was taken at a meeting duly called and held in accordance with and by the affirmative vote required by this Instrument. Upon the termination of the Fund pursuant to this
Section:

    (a) the Fund shall carry on no business except for the purpose of winding up its affairs;

    (b) the Trustees shall proceed to wind up the affairs of the Fund and all of the powers of the Trustees under this Instrument shall continue until the affairs of the Fund shall have been wound up, in-cluding the power to fulfill or discharge the contracts of the Fund, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Fund Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any plan or program for the sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Fund Property in one or a series of transactions shall require approval by affirmative vote of not less than a majority of all outstanding Shares entitled to vote; and

    (c) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as their deem necessary for their protection, the Trustees may distribute the remaining Fund Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

    Section 12.2. Transfer to Successor. Anything contained herein or otherwise to the contrary notwithstanding, the Trustees upon affirmative majority vote may
(a) select any entity, be it a corporation, association, trust or other kind of organization, or organize any such kind of entity to take over the Fund Property and carry on the affairs of the Fund; (b) merge the Fund into or sell, convey and transfer the Fund Property to any such entity for such consideration and upon terms and conditions without limitation as they in their discretion deem suitable; and, (c) take such other action they may in their discretion deem either necessary or appropriate to accomplish or implement any action taken hereunder.

ARTICLE XIII
Miscellaneous

    Section 13.1. Governing Law. This Instrument is delivered by the Trustees in the District of Columbia and with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according, to the laws of the District of Columbia.

    Section 13.2. Counterparts. This Instrument may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument and shall be sufficiently evidenced by any original counterpart.

    Section 13.3. Reliance by Third Parties. Any certificate executed by the Chairman or President or Secretary or Assistant Secretary certifying to (a) the number or identity of the Trustees or Shareholders; (b) the due authorization of the execution of any instrument or writing; (c) the form of any vote passed at a meeting of the Trustees or Shareholders; (d) the fact that the number of the Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Instrument; (e) the form of any By-law adopted by or the identity of any officers elected or appointed by the Trustees; or (f) the existence of non-existence of any fact or facts which in any manner relate to the affairs of the Fund, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees or any of them and the successors of such person.

    Section 13.4. Provisions in Conflict With Laws or Regulations. (a) The provisions of this Instrument are severable and if the Trustees shall determine that any one or more of such provisions are in conflict with applicable federal or state laws and regulations, such conflicting provisions shall be deemed never to have constituted a part of this Instrument, provided that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Instrument or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination. Such determination shall become effective when a certificate is signed by the Chairman, President or Secretary setting forth any such determination and reciting that it was duly adopted by the Trustees. The Trustees shall not be liable for failure to make any determination under this Section. Nothing in this Section shall in any way limit or affect the right of the Trustees or the Shareholders to amend this Instrument.

    (b) If any provisions of this Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Instrument in any jurisdiction.

    Section 13.5. Not In Derogation of Existing Rights. Nothing herein shall operate in derogation of any substantive rights, privileges, duties or liabilities with respect to the Shares issued and outstanding prior to the Effective Date of this Instrument.

    Section 13.6. Section Headings. Section headings have been inserted for convenience only and are not a part of this Instrument.

                                  ARTICLE XIV
                Effective Date and Duration of Trust and Fund

    Section 14.1. Effective Date. This Instrument and the Trust herein shall become effective -immediately upon all affirmative vote of not less than two-thirds of a majority of the Shares then outstanding, and entitled to vote as required by the Act and upon the signing of a certificate by the Chairman or Secretary setting forth the fact of such affirmative vote and the date thereof which date shall be the "Effective Date".

    Section 14.2. This Instrument Supersedes. On and after the Effective Date, this Instrument shall supersede the Trust Indenture dated February 23, 1939 and all amendments and supplements thereto and the Fund and all matters pertaining thereto shall be governed by this Instrument.

    Section 14.3. Duration and Termination. The Fund shall terminate on February 23, 2034, unless the date of termination shall be extended and changed to a later date or unless terminated earlier by the affirmative vote of a majority of Trustees.

                                  ARTICLE XV
                          Shareholders' Acceptance

    Section 15.1. Acceptance. Shareholders holding shares after the Effective Date of this Instrument shall be deemed to have accepted this instrument and the terms and conditions contained herein and shall be bound hereby, nothing herein contained to the contrary notwithstanding.